Heads of Agreement

Goldplata Resources Peru S.A.C.
Goldplata Peru

Goldplata Resources Inc.
Goldplata Resources

Goldplata Resources Sucursal-Colombia
Goldplata Colombia

Goldplata Corporation Limited
Goldplata Corporation

(collectively referred to as the Owners)

and

Goldplata Mining International Corporation
Goldplata Mining

and

De Beira Goldfields Inc.
De Beira

The Clayton Utz contact for this document is
Meredith Campion/Graeme Carlin on + 61 8 9426 8000
Clayton Utz
Lawyers
QV.1 250 St George's Terrace Perth WA 6000 Australia
GPO Box P1214 Perth WA 6844
T + 61 8 9426 8000  F + 61 8 9481 3095
www.claytonutz.com
Our reference  60021/15283/80062958

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Heads of Agreement made at                          on                           2007

Parties	Goldplata Resources Peru S.A.C. care of 9 Lotissement Mont Joyeux, Cayenne, French Guinana ("Goldplata Peru")

Goldplata Resources Inc. care of 9 Lotissement Mont Joyeux, Cayenne, French Guiana ("Goldplata Resources")

Goldplata Resources Sucursal-Colombia. care of Calle 33AA No. 80C-18 La Castellana, Medellin, Antioquia, Colombia ("Goldplata Colombia")

Goldplata Corporation Limited. care of Calle 33AA No. 80C-18 La Castellana, Medellin, Antioquia, Colombia ("Goldplata Corporation")

(collectively "the Owners")

Goldplata Mining International Corporation care of 9 Lotissement Mont Joyeux, Cayenne, French Guinana ("Goldplata Mining")

AND

De Beira Goldfields Inc. of 30 Ledgar Road Balcatta, Western Australia ("De Beira")

Recitals

A.	The Owners and De Beira are parties to the Project Agreements and the Titiribi Agreement.

B.	Goldplata Resources is the holding company of the Owners.

C.	The Owners, De Beira and Goldplata Mining have agreed:

(a)	that, subject to the conditions set out in this Agreement, De Beira may assign its rights and obligations in the Project Agreements and the Titiribi Agreement;

(b)	to amend the terms of the Project Agreements in the manner set out in this Agreement; and

(c)	to the transfer of the rights held by Goldplata Colombia in the Acandi Project to De Beira in accordance with the terms of this Agreement.

The parties agree

1.	Definitions

1.1	Definitions

In this Agreement:

 "Acandi Project" means the contractual rights which Goldplata Colombia has under the terms of an agreement dated December 2006 between Goldplata Colombia and Minerales del Darien S.A. and Minerales del Acandi S.A. which relates to 5 mining concessions in the Department of Choco in Colombia;

 "Agreement" means this heads of agreement;

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 "ASX" means ASX Limited;

 "Business Day" means a day which is not a Saturday, Sunday or gazetted public holiday in the State of Western Australia.

 "Condoroma Agreement" means the Letter Agreement dated 5 July 2006 between Goldplata Peru, Goldplata Resources and De Beira relating to the Condoroma Silver Project;

 "Suyckutambo Agreement" means the Letter Agreement dated 5 July 2006 between Goldplata Peru, Goldplata Resources and De Beira relating to the Suyckutambo Silver Project;

 "El Diablo Project" means the project owned by Goldplata Peru which comprises the concessions SANDRA 104 and 105 as described in the attachment marked Annexure A;

 "Goldplata Colombia" means Goldplata Resources Sucursal-Colombia, a Colombian registered branch of Goldplata Resources;

 "Goldplata Corporation" means Goldplata Corporation Limited, a wholly owned subsidiary of Goldplata Resources;

 "Goldplata Mining" is the ultimate parent company of Goldplata Resources;

 "Project Agreements" means collectively the Condoroma Agreement and the Suyckutambo Agreement; and

 "Titiribi Agreement" means the Letter Agreement dated 6 May 2006 between Goldplata  Corporation, Goldplata Resources, Goldplata Colombia and De Beira relating to the Titiribi Copper-Gold Project.

1.2	Defined Terms

Terms that are not defined in this Agreement have the same meaning in this Agreement as they do in the relevant Project Agreements.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	headings are not relevant to interpretation;

(b)	the recitals and Annexures to this Agreement form part of it and references to recitals, Annexures or clauses are to recitals or Annexures to, or clauses of, this Agreement;

(c)	a reference to a document (including this Agreement) is a reference to that document as amended, supplemented or replaced from time to time;

(d)	a reference to legislation includes any amendment to it and all subordinate legislation;

(e)	the singular includes the plural (and vice versa), and words of any gender include the corresponding words of the other genders;

(f)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(g)	the word "includes" in any form is not a word of limitation;

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(h)
if any day appointed or specified by this agreement for the payment of any money or doing of any thing falls on a day which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day;

(i)	the expression "related body corporate" has the same meaning as it does in the Corporations Act 2001 (Cth); and

(j)	references to "agree", "approve" or "consent" are to agreement, approval or consent (as the case may be) in writing.

2.	Consent to Assignment

2.1	Acknowledgement

The Owners and Goldplata Mining acknowledge that De Beira proposes to assign its legal rights and obligations under the Project Agreements and the Titiribi Agreement to a public company listed or proposing to list on ASX ("Listed Company").

2.2	Due Diligence

The Owners and Goldplata Mining confirm that:

(a)
upon receiving written notification from De Beira of details of the Listed Company to which De Beira proposes to assign its rights and obligations under the Project Agreements and the Titiribi Agreement, they will review the due diligence investigations conducted by De Beira (including investigation of trading and financial history); and

(b)
within two weeks of being provided with the full results of De Beira's due diligence investigations into the Listed Company, they will advise De Beira whether they consent to the assignment.  Such consent must not be unreasonably withheld.

3.	Titiribi Agreement

The parties agree that the Titiribi Agreement will continue in accordance with its terms and not be amended.

4.	Goldplata Peru warranties

The Owners acknowledge and warrant as at the date of this Agreement that:

(a)	the obligations of the parties under the Titiribi Agreement have been complied with; and

(b)
the concessions and permits relating to the Suyckutambo Agreement, Condoroma Agreement and the El Diablo Project, as set out in Annexure A, are all held by Goldplata Peru and are in good standing.  Further, that the requirements of clause 14 of the Project Agreements have been satisfied, except in so far as they relate to El Diablo.

5.	Suyckutambo Agreement

The Parties agree that the Suyckutambo Agreement is hereby amended and supplemented as follows:

(a)
The Owners acknowledge that expenditure in the sum of US$350,000 has been made by De Beira under the Suyckutambo Agreement as at the date of this Agreement and therefore the remaining Exploration Expenditure required to satisfy the obligation under clause 2 of the Suyckutambo Agreement is US$3.65 million.  The remaining Exploration Expenditure is to be expended by De Beira as follows:

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(i)	US$1.0 million by 31 August 2008; and

(ii)	the remaining US$2.65 million by 31 August 2009.

Upon De Beira expending the required US$3.65 million De Beira will have earned a 65% interest in the Property as defined under the Suyckutambo Agreement ("Suyckutambo Property").

(b)	De Beira has waived its right to elect to earn an additional 5% as provided for under clause 5(a) of the Suyckutambo Agreement.

(c)	Exploration Expenditure can include expenditure on items required to advance the Suyckutambo Property towards production such as:

(i)	Land purchase;

(ii)	Metallurgical test work and design;

(iii)	Mine design and development;

(iv)	Environmental baseline studies and approvals;

(v)
Feasibility studies and work deemed by the technical review group ("Technical Review Group") necessary to recommend to the Parties that the project is economic to develop and resolve to proceed to a production phase; and

(vi)	Construction and commissioning activities.

(d)
In addition to the further US$3.65 million of Exploration Expenditure set out above, provided that De Beira earns a 65% interest in the Suyckutambo Property and enters into a Joint Venture Agreement with the Owners:

(i)
De Beira will sole fund additional expenditure to a maximum of US$4 million ("Additional Expenditure"), for all necessary technical work and the development, construction and commissioning up to the commencement of first production from the processing facilities, as referred to under clause 15(g) of the Suyckutambo Agreement; and

(ii)
If expenditure is required over and above the Additional Expenditure to bring the project to commencement of first production such funds must be provided on a pro rata basis in accordance with the parties 65/35 interests in the Property or have their interests proportionally diluted.  For the purposes of calculating any dilution, each party will be deemed to have contributed US$8 million in funding.

(e)
In accordance with clause 15(e) of the Suyckutambo Agreement, the Exploration Expenditure and the Additional Expenditure will be treated as loans to the Joint Venture but the Additional Expenditure must be repaid as a priority from 100% of available cash flows and thereafter the Exploration Expenditure and any other entitlement to payments to either party will be made in accordance with 50% cash flow principle under clause 15(e).

(f)
Within 14 Business Days of signing of this Agreement, De Beira will pay Goldplata Resources US$500,000 in consideration for the inclusion of the El Diablo Project into the Suyckutambo Agreement.  Goldplata Peru warrants that the El Diablo Project is not subject to any claim by a third party nor are there any agreements granting any other rights to any other party with respect to the El Diablo Project ..

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(g)	The entitlement of the Owners to Gross Over Riding Royalties under clause 15(c) of the Suyckutambo Agreement is extinguished.

(h)
It was intended during the Option Period that the exploration program would be developed, ratified and identified work carried out under the direction of an Exploration Committee comprising representatives of the Owners and De Beira.  As the Exploration Committee has not been formally defined or operationally effective, following the execution of this Agreement:

(i)	The Exploration Committee shall be reconstituted as the Technical Review Group ("TRG") with the Owners and De Beira with the representatives of De Beira having majority voting rights.

(ii)
The role of this group shall be expanded to include oversight of mine feasibility studies, development of recommendations to the respective boards of a decision to mine as well as the design and implementation of Exploration Expenditures.

(iii)	The TRG will meet at least four times per year, or as agreed by the committee members, to review progress and success against pre determined criteria and plan the next stage of exploration.

(iv)
In all other respects the duties of the TRG will include the responsibilities of the Exploration Committee as contemplated under the terms of the Suyckutambo Agreement, including the establishment of the programme and budget, making cash calls for Exploration Expenditures on De Beira, supervising and reviewing the work of the Operator.  The Chairman of the Exploration Committee will be a representative of De Beira or his nominated representative who must give approval in writing, on behalf of the Exploration Committee, of all Exploration Expenditures and provide notice of the approval to the Owners and De Beira before such expenditure is incurred.

6.	Condoroma Agreement

The Parties agree that, the Condoroma Agreement is hereby amended and supplemented as follows:

(a)
The Owners acknowledge that expenditure in the sum of US$350,000 has been made by De Beira under the Condoroma Agreement as at the date of this Agreement and therefore the remaining Exploration Expenditure required to satisfy the obligation under clause 2 of the Condoroma Agreement is US$3.65 million.  The remaining Exploration Expenditure is to be expended by De Beira as follows:

(i)	US$1.0 million by 31 August 2008; and

(ii)	the remaining US$2.65 million by 31 August 2009.

Upon De Beira expending the required US$3.65 million De Beira will have earned a 65% interest in the Property as defined under the Suyckutambo Agreement ("Condoroma Property").

(b)	De Beira has waived its right to elect to earn an additional 5% as provided for under clause 5(a) of the Condoroma Agreement.

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(c)	Exploration Expenditure may include expenditure on items required to advance the Condoroma Property towards production such as:

(i)	Land purchase;

(ii)	Metallurgical test work and design;

(iii)	Mine design and development;

(iv)	Environmental baseline studies and approvals;

(v)
Feasibility studies and work deemed by the technical review group ("Technical Review Group") necessary to recommend to that the project is economic to develop and resolve to proceed to a production phase; and

(vi)	Construction and commissioning activities.

(d)
In addition to the further US$3.65 million of Exploration Expenditure set out above, assuming that De Beira earns a 65% interest in the Condoroma Property and enters into a Joint Venture Agreement with the Owners:

(i)
De Beira will sole fund additional expenditure to a maximum of US$4 million ("Additional Expenditure"), for all necessary technical work and the development, construction and commissioning up to the commencement of first production from the processing facilities, as referred to under clause 15(g) of the Condoroma Agreement; and

(ii)
If expenditure is required over and above the Additional Expenditure to bring the project to commencement of first production such funds must be provided on a pro rate basis in accordance with the parties 65/35 interests in the Property or have their interests proportionally diluted.  For the purposes of calculating any dilution, each party will be deemed to have contributed US$8 million in funding.

(e)
In accordance with clause 15(e) of the Condoroma Agreement, the Exploration Expenditure and the Additional Expenditure will be treated as loans to the Joint Venture but the Additional Expenditure must be repaid as a priority from 100% of available cash flows and thereafter the Exploration Expenditure and any other entitlement to payments to either party will be made in accordance with 50% cash flow principle under clause 15(e).

(f)	The entitlement of the Owners to Gross Over Riding Royalties under clause 15(c) of the Condoroma Agreement is extinguished.

(g)
It was intended during the Option Period that the exploration program would be developed, ratified and identified work carried out under the direction of an Exploration Committee comprising representatives of the Owners and De Beira.  As the Exploration Committee has not been formally defined or operationally effective, following the execution of this Agreement:

(i)	The Exploration Committee shall be reconstituted as the Technical Review Group ("TRG") with the Owners and De Beira with the representatives of De Beira having majority voting rights.

(ii)
The role of this group shall be expanded to include oversight of mine feasibility studies, development of recommendations to the respective boards of a decision to mine as well as the design and implementation of Exploration Expenditures.

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(iii)	The TRG will meet at least four times per year, or as agreed by the committee members, to review progress and success against pre determined criteria and plan the next stage of exploration.

(iv)
In all other respects the duties of the TRG will include the responsibilities of the Exploration Committee as contemplated under the terms of the Condoroma Agreement, including the establishment of the programme and budget, making cash calls for Exploration Expenditures on De Beira, supervising and reviewing the work of the Operator.  The Chairman of the Exploration Committee will be a representative of De Beira or his nominated representative who must give approval in writing, on behalf of the Exploration Committee, of all Exploration Expenditures and provide notice of the approval to the Owners and De Beira before such expenditure is incurred.

7.	De Beira right to withdraw or sell

7.1	Notice of withdrawal or sale

(a)
At any time after De Beira has earned a 65% interest in the Condoroma Property or the Suyckutambo Property, De Beira will have a period of 120 days to decide and commit to funding that project into commercial production, as contemplated by the process in clause 15(g) of the relevant Project Agreement.

(b)
Where De Beira decides to not commit to the funding as provided for in clause 7.1(a) then De Beira must give notice to the Owners to either withdraw from the relevant project in accordance with clause 7.2 or attempt to sell its interest in the relevant project in accordance with clause 7.3.

(c)
If De Beira does commit to the funding as provided for in clause 7.1(a) then De Beira will undertake project development as defined in any feasibility study and assure development in line with normal industry operating standards and protocols.

7.2	Withdrawal

(a)
Where De Beira gives notice to the Owners that it elects to merely withdraw from a particular project then it may do so without incurring further expenditure and De Beira's interest in that project reverts to the Owners.

(b)
The withdrawal by De Beira does not limit the Owners' rights in relation to any antecedent breaches committed by De Beira under the relevant Project Agreement or the terms of this Agreement prior to withdrawal.

7.3	Sale

(a)	Where De Beira gives notice to the Owners that it elects to sell its interest under a particular Project Agreement then it must first offer that interest to the Owners in accordance with clause 8.

(b)
Any sale by De Beira does not limit the Owners' rights in relation to any antecedent breaches committed by De Beira under the relevant Project Agreement or the terms of this Agreement prior to any sale.

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8.	Pre-emption on sale

8.1	Permitted sale

De Beira may not transfer or otherwise dispose of the interest it holds in a Project Agreement other than in compliance with this clause 8.

8.2	Pre-emptive rights

(a)
Subject to clause 8.2(b), if De Beira ("Selling Party") intends to sell its interest in a Project Agreement ("Interest") to a third party, it will provide a notice ("Sale Notice") to Goldplata Mining ("Continuing Party"), giving details as of the Interest (“Sale Interest”) and the price payable for the Sale Interest, whereupon:

(i)
the Continuing Party may at any time within 20 Business Days after the Sale Notice, notify the Selling Party that they wish to acquire the Sale Interest  for a price equal to the price specified in the Sale Notice;

(ii)
If a Continuing Party gives a notice to the Selling Party in accordance with clause 8.2(a)(i), the Selling Party will sell the relevant Sale Interest to the Continuing Party and the Continuing Party will pay the relevant price for the Sale Interest to the Selling Party within 20 Business Days of such notice; and

(iii)
If a Continuing Party does not give a notice in accordance with clause 8.2(a)(i), the Selling Party will be free to sell the relevant Sale Interest to a third party (provided that the price payable for the Sale Interest is not less than that specified in the Sale Notice).

(b)	Any transfer from a Selling Party to a related body corporate of such Selling Party will not be considered as a transfer to which clause 8.2(a) applies.

8.3	Deed of assumption

No transfer of an Interest will be deemed to be effective unless and until the relevant transferee executes and delivers to the other party then holding the corresponding part of the Interest a deed pursuant to which the transferee covenants in favour of the holder of the Interest to accept and perform the obligations attaching to the relevant Sale Interest and for the avoidance of doubt the relevant Project Agreement and this Agreement with effect on and from the date of such transfer.

8.4	Reciprocal Rights

De Beira shall have reciprocal pre-emptive rights, which shall operate in similar manner to that described in clauses 8.1, 8.2 and 8.3 above.

9.	Transfer of Acandi Project

The parties agree that Goldplata Colombia must transfer its contractual rights, amongst other things, including a right to earn up to 80% in the project ("Acandi Interest"), to De Beira upon satisfaction of the following conditions:

(a)
De Beira pays US$220,000 to Goldplata Colombia within 5 Business Days of the date of this Agreement (or under such other arrangement that the parties may separately agree upon), to satisfy current expenditure commitments for the Acandi Project;

(b)
De Beira pays Goldplata Colombia US$20,000 per month to satisfy care and maintenance obligations for the Acandi Project, starting on 1 August 2007 until 30 November 2007 at which time it will be jointly decided if the parties wish to proceed with the project or that they mutually agree to sell the project to a third party (The sale of the project to any third party will be conditional upon Goldplata Colombia having a first right of refusal and the parties agree to apply the principles in clause 8 of this Agreement and treat the sale of the Acandi Interest as if it were De Beira selling that interest to the third party as contemplated under that clause); and

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(c)
De Beira pays Goldplata Mining a 1% net smelter royalty ("1% NSR") arising from the Acandi Interest.  The 1% NSR will be governed by an agreement between De Beira and Goldplata Colombia in the same terms of Annexure C to the Suyckutambo Agreement ("NSR Agreement").  De Beira and Goldplata Mining will enter into the NSR Agreement contemporaneously with the transfer of the Acandi Interest.

(d)	Goldplata Colombia will procure from Minerales del Darien S.A. and Minerales del Acandi S.A an acknowldgement and a consent of its assignment of the Acandi Interest.

10.	Waiver

Conditional upon the execution of this Agreement, the parties acknowledge and confirm that any rights in relation to defaults or breaches under the Project Agreements which occurred prior to the date of this Agreement are waived.

11.	Further documents

(a)
The parties undertake to negotiate in good faith to enter into the deeds which amend the Project Documents, as soon as practicable after the date of this Agreement, which will contain the amendments provided for in this Agreement.

(b)	Notwithstanding clause 11(a), the parties agree and acknowledge that this Agreement sets out the essential terms of their agreement with respect to the amendment of the Project Documents.

12.	Legally binding

The parties agree and acknowledge that this Agreement is intended to create legally binding obligations on them in accordance with its terms.

13.	General

13.1	Confidentiality

(a)
The parties agree to keep confidential the existence of this Agreement and, subject to the remainder of this clause 13.1, will not disclose those matters other than to a related body corporate or other person reasonably having a need to know about such matters, provided that such disclosure must be made on a confidential basis.

(b)
Subject to clause 13.1(c), no party will make any public announcement in relation to any of the matters described in clause 13.1(a) without the prior approval of the other parties as to the form, content and timing of such announcement.

(c)	The prohibition in clause 13.1(b) does not apply to the extent that a party is required to make disclosure:

(i)	to comply with the requirements of any law or rules of an applicable stock exchange; or

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(ii)	for the purpose of obtaining any consent, authorisation, approval or licence from a government authority,

(iii)	in which case that party will not be required to obtain the prior approval of the other parties, but in which case clause 13.1(d) will apply.

(d)
A party required to make an announcement or disclosure in accordance with clause 13.1(c)(i) must not do so unless it has given the other parties 3 Business Days' notice of such requirement (or such shorter period of notice as the relevant law or rules of the applicable stock exchange allow) and has consulted with the other parties to the fullest extent possible in relation to the content of the notice.

(e)	This clause 13.1 continues in full effect until the date which is 3 years after the date of termination or expiry of this Agreement.

13.2	Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Agreement.

13.3	Notices

(a)
A notice or other communication under or in connection with this Agreement ("Notice") must be in writing, signed by or for the sending party and sent by post, with a copy transmitted by facsimile, to the address of the relevant receiving party as notified from time to time.

(b)
A Notice transmitted by facsimile in accordance with clause 13.3(b) will be deemed to have been  received by the receiving party when the sender's facsimile machine records that it was transmitted without error.

13.4	Costs and stamp duty

(a)
Subject to clause 13.4(b), the parties will each bear their respective legal and other costs associated with the negotiation and execution of, and performance of their obligations under, this Agreement.

(b)	De Beira will bear the costs of any stamp duty (including any penalties for late lodgement or non-payment of duty) assessed in relation to this Agreement and the transactions it contemplates.

13.5	Amendments

This Agreement may only be amended by agreement between the parties.

13.6	Assignment

The rights of the parties under this Agreement are personal and cannot be assigned without the consent of the parties except as provided for in this Agreement.

13.7	Entire agreement

This Agreement together with the Project Agreements constitutes the entire agreement between the parties as to its subject matter and supersedes all prior contracts, arrangements and understandings.  Any inconsistency between this Agreement and a Project Agreement will be determined in accordance with the terms of this Agreement.

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13.8	Counterparts

This Agreement may be executed in one or more counterparts (including by facsimile signature) which, taken together, will constitute one and the same document.

13.9	Governing law and jurisdiction

This Agreement is governed by the laws of Western Australia and the parties submit to the non-exclusive jurisdiction of the courts of Western Australia for all disputes arising in connection with this Agreement.

Executed as an agreement.

Signed by Michel Juilland for and on behalf of Goldplata Resources Peru S.A.C. in the presence of:	/s/ Michel Juilland
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

Signed by Michel Juilland for and on behalf of Goldplata Mining International Corporation in the presence of:	/s/ Michel Juilland
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

Signed by Michel Juilland for and on behalf of Goldplata Resources Inc. in the presence of:	/s/ Michel Juilland
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

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Signed by Georges Juilland for and on behalf of Goldplata Corporation Limited. in the presence of:	/s/ Georges Juilland
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

Signed by Georges Juilland for and on behalf of Goldplata Resources Sucursal-Colombia. in the presence of:	/s/ Georges Juilland
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

Signed by Reginald N Gillard for and on behalf of De Beira Goldfields Inc. in the presence of:	/s/ Reginald N Gillard
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

Signed by Susmit Shah for and on behalf of De Beira Goldfields Inc. in the presence of:	/s/ Susmit Shah
Signature
/s/ Juan Carlos Alcalde
Signature of Witness Juan Carlos Alcalde
Name of Witness in full

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Annexure A - El Diablo Concessions

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